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EXHIBIT 99A.2
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EARNINGS NORMALIZATION SCHEDULE        U S WEST COMMUNICATIONS GROUP
(UNAUDITED)

                         Quarter Ended        Six Months Ended
In millions, except         June 30,      %       June 30,      %
per share amounts         1996    1995  Change  1996    1995  Change
- ------------------------------- ------- ------------- ------- ------
NORMALIZED INCOME:
Reported net income        $324    $293  10.6    $652   $608    7.2
Adjustments to normalize
 net income:
 Rural exchange sales       (30)    (10)   -      (30)   (49) (38.8)
 Cumulative effect of
  change in accounting
  principle-net of tax        -       -    -      (34)     -     -
 Current year impact of
  accounting change -
  net of tax                 (5)      -    -      (10)     -     -
                        ----------------      ---------------
Normalized income          $289    $283   2.1    $578   $559    3.4
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NORMALIZED EARNINGS PER
 COMMON SHARE:
Reported net income       $0.68   $0.62   9.7   $1.37  $1.29    6.2
Adjustments to normalize
 net income:
 Rural exchange sales     (0.06)  (0.02)   -    (0.06) (0.10) (40.0)
 Cumulative effect of
  change in accounting
  principle-net of tax      -        -     -    (0.07)    -      -
 Current year impact of
  accounting change -
  net of tax              (0.01)     -     -    (0.02)    -      -
                        ----------------      ---------------
Normalized earnings
 per common share         $0.61   $0.60   1.7   $1.22  $1.19    2.5
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